UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

550 South Tryon Street, Charlotte, North Carolina 28202
(Address of Principal Executive Offices, including Zip code)

(704) 382-3853
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

o            Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 28, 2019, Marya M. Rose was appointed to the Board of Directors (the “Board”) of Duke Energy Corporation (”Duke Energy”), effective March 1, 2019. Ms. Rose has been appointed to the Board’s Compensation Committee and Regulatory Policy and Operations Committee, effective March 1, 2019.

Ms. Rose has been the Vice President - Chief Administrative Officer of Cummins Inc. (“Cummins”) since August 2011 and is responsible for the communications, marketing, government relations, ethics and compliance, enterprise risk management, facilities, security, corporate responsibility, and shared services, and she also oversaw the legal function until January 2018. From 2001 until August 2011, Ms. Rose served as Vice President - General Counsel and Corporate Secretary of Cummins. Prior to her employment at Cummins, Ms. Rose was an attorney with Bose McKinney & Evans and a senior aide to two Indiana Governors.

The Board has determined that Ms. Rose is independent pursuant to Duke Energy’s Standards for Assessing Director Independence, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission (“SEC”). In making the determination regarding Ms. Rose’s independence, the Board considered transactions in 2018 totaling approximately $390,000 between Duke Energy and Cummins for the purchase of Cummins products by Duke Energy and determined that the transactions are not material to either Duke Energy or Cummins. The Board also determined that Ms. Rose had no material interest in the transactions between Duke Energy and Cummins and that such transactions are in the best interests of the shareholders of Duke Energy and have been entered into in the ordinary course of business on terms that are negotiated on an arm’s length basis.

Ms. Rose’s directorship will expire, along with Duke Energy’s other directors’ terms, at the next annual meeting of shareholders.

As an outside director of Duke Energy, Ms. Rose will receive a pro-rated payment of the cash and stock annual retainer, will be eligible for other retainers (if applicable) in accordance with Duke Energy’s Director Compensation Program, as set forth on Exhibit 10.43 of the Duke Energy Form 10-K, filed with the SEC on February 21, 2018, and will be eligible to participate in Duke Energy’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the SEC on March 22, 2018. Ms. Rose is subject to Duke Energy’s Stock Ownership Guidelines, which require outside directors to own Duke Energy Corporation common stock (or common stock equivalents) with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $625,000) or retain 50% of their vested annual equity retainer until such minimum requirements are met.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: February 28, 2019	By: /s/ David S. Maltz
David S. Maltz
Vice President, Legal and Assistant Corporate
Secretary